Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this "Agreement") is entered into as of December 24, 2009 (the “Effective Date”), by and between GARY SIDHU ("Sidhu") and EVEREST RESOURCES CORP., a Nevada corporation ("Everest" and collectively with Sidhu, the “Parties”).

WHEREAS, Sidhu has executed a declaration of trust, dated July 8, 2007, wherein he has agreed to hold for Everest and deliver title to Everest, on Everest’s demand, a certain mineral claim upon 471 contiguous acres of Crown mineral lands located in British Columbia, Canada recorded in Sidhu’s name and granted by the province of British Columbia in June 2006 (the “Mineral Right”) (the “Declaration of Trust”); and

WHEREAS, the Parties now wish to terminate the Declaration of Trust executed by Sidhu for the benefit of Everest.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the Parties do hereby agree as follows:

The Parties hereby terminate the Declaration of Trust.  Upon such termination, Everest shall waive any and all rights and interests granted to it under the Declaration of Trust, and Sidhu shall own all right, title and beneficial interest in the Mineral Right and solely be responsible for all claims, costs, expenses and liabilities relating to the Mineral Right and the Declaration of Trust and shall indemnify and hold harmless Everest from all claims, costs, expenses and liabilities relating to the Mineral Right and/or the Declaration of Trust.

/s/ Gary Sidhu
Gary Sidhu

EVEREST RESOURCES CORP.

By: /s/ Mohan Singh
Mohan Singh
President and Principal Executive Officer